UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2008 (April 25, 2008)
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.
     As part of the capital investment transactions announced on April 21, 2008, National City Corporation (the “Company”) will, upon completion of the transactions, have issued 63,690 shares of its Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), the terms of which are more fully described in the Company’s Certificate of Designations for the Series G Preferred Stock (the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the Series G Preferred Stock. The holders of the Series G Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s common stock. The applicable terms and preferences attached to the Series G Preferred Stock are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2008, and are contained in the Certificate of Designations.
     This summary is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 4.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On April 25, 2008, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware for the purpose of establishing the preferences, limitations, voting powers and relative rights of the Series G Preferred Stock. The Certificate of Designations became effective with the Delaware Secretary of State upon filing. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable
(b)	Pro Forma Financial Information: Not applicable
(c)	Shell Company Transactions: Not applicable
(d)	Exhibits: Exhibit 4.1 — Certificate of Designations for Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation (Registrant)

Dated: April 30, 2008	By /s/ Carlton E. Langer
Carlton E. Langer, Vice President and Assistant Secretary

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